As filed with the Securities and Exchange Commission on June 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10628 Science Center Drive, Suite 100

San Diego, California 92121

(858) 202-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph P. Hagan

President and Chief Executive Officer

Regulus Therapeutics Inc.

10628 Science Center Drive, Suite 100

San Diego, California 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas A. Coll, Esq.

Kenneth J. Rollins, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	27,779,028	$1.18	$32,779,254	$3,973

(1)

Consists of an aggregate of 27,779,028 shares of the registrant’s common stock, including 4,158,980 shares of common stock issuable upon the conversion of an aggregate of 415,898 shares of Class A-1 convertible preferred stock of the registrant and 13,889,514 shares of common stock issuable upon the exercise of warrants, all of which were acquired by the selling stockholders in a private placement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of common stock reported on The Nasdaq Capital Market on June 3, 2019.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2019

PROSPECTUS

27,779,028 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 27,779,028 shares of our common stock, which includes 13,889,514 shares of our common stock issuable upon the exercise of warrants and 4,158,980 shares of our common stock issuable upon the conversion of our Class A-1 convertible preferred stock, sold to the selling stockholders in a private placement on May 7, 2019, or the Private Placement.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the net proceeds of any warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RGLS.” On June 4, 2019, the last reported sale price of our common stock was $1.17 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Regulus,” the “Company” and similar designations refer to Regulus Therapeutics Inc. The Regulus Therapeutics logo is a trademark of Regulus Therapeutics Inc. We use “Regulus Therapeutics” as a trademark in the United States and other countries and have registered this trademark in the United States. We use “microMarkers” as a servicemark in the United States and other countries and have registered this servicemark in the United States. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

ii

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing first-in-class drugs targeting microRNAs to treat diseases with significant unmet medical need. We were formed in 2007 when Alnylam Pharmaceuticals, Inc., or Alnylam, and Ionis Pharmaceuticals, Inc., or Ionis, contributed significant intellectual property, know-how and financial and human capital to pursue the development of drugs targeting microRNAs pursuant to a license and collaboration agreement. Our most advanced product candidates are RG-012 and RGLS4326. RG-012 is an anti-miR targeting miR-21 for the treatment of Alport syndrome, a life-threatening kidney disease with no approved therapy available. In November 2018, we and Sanofi agreed to transition further development activities of our miR-21 programs, including our RG-012 program, to Sanofi, who will be responsible for all costs incurred in the development of our miR programs. As of March 31, 2019, the transition activities were substantially complete. RGLS4326 is an anti-miR targeting miR-17 for the treatment of autosomal dominant polycystic kidney disease, or ADPKD. In addition to these clinical programs, we continue to develop a pipeline of preclinical drug product candidates.

microRNAs are naturally occurring ribonucleic acid, or RNA, molecules that play a critical role in regulating key biological pathways. Scientific research has shown that an imbalance, or dysregulation, of microRNAs is directly linked to many diseases. Furthermore, many different infectious pathogens interact and bind to host microRNA to survive. To date, over 500 microRNAs have been identified in humans, each of which can bind to multiple messenger RNAs that control key aspects of cell biology. Since many diseases are multi-factorial, involving multiple targets and pathways, the ability to modulate multiple pathways by targeting a single microRNA provides a new therapeutic approach for treating complex diseases.

RNA plays an essential role in the process used by cells to encode and translate genetic information from deoxyribonucleic acid, or DNA, to proteins. RNA is comprised of subunits called nucleotides and is synthesized from a DNA template by a process known as transcription. Transcription generates different types of RNA, including messenger RNAs that carry the information for proteins in the sequence of their nucleotides. In contrast, microRNAs are RNAs that do not code for proteins but rather are responsible for regulating gene expression by modulating the translation and decay of target messenger RNAs. By interacting with many messenger RNAs, a single microRNA can regulate the expression of multiple genes involved in the normal function of a biological pathway. Many pathogens, including viruses, bacteria and parasites, also use host microRNAs to regulate the cellular environment for survival. In some instances, the host microRNAs are essential for the replication and/or survival of the pathogen. For example, miR-122 is a microRNA expressed in human hepatocytes and is a key factor for the replication of the hepatitis C virus, or HCV.

We believe that microRNA therapeutics have the potential to become a new and major class of drugs with broad therapeutic application for the following reasons:

•	microRNAs play a critical role in regulating biological pathways by controlling the translation of many target genes;

•	microRNA therapeutics regulate disease pathways which may result in more effective treatment of complex multi-factorial diseases;

•	many human pathogens, including viruses, bacteria and parasites, use microRNAs (host and pathogen encoded) to enable their replication and suppression of host immune responses; and

•	microRNA therapeutics may be synergistic with other therapies because of their different mechanism of action.

We have assembled significant expertise in the microRNA field, including expertise in microRNA biology and oligonucleotide chemistry, a broad intellectual property estate, relationships with key opinion leaders and a disciplined drug discovery and development process. We are using our microRNA expertise to develop chemically modified, single-stranded oligonucleotides that we call anti-miRs to modulate microRNAs and address underlying disease. We believe microRNAs may play a critical role in complex disease and that targeting them with anti-miRs may become a source of a new and major class of drugs with broad therapeutic application, much like small molecules, biologics and monoclonal antibodies.

We believe that microRNA biomarkers may be used to select optimal patient segments in clinical trials and to monitor disease progression or relapse. We believe these microRNA biomarkers can be applied toward drugs that we develop and drugs developed by other companies with which we partner or collaborate.

Company Information

We were originally formed as a limited liability company under the name Regulus Therapeutics LLC in the State of Delaware in September 2007. In January 2009, we converted Regulus Therapeutics LLC to a Delaware corporation and changed our name to Regulus Therapeutics Inc. Our principal executive offices are located at 10628 Science Center Drive, Suite 100, San Diego, California 92121, our telephone number is (858) 202-6300 and our website address is www.regulusrx.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Private Placement

On May 3, 2019, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholders named in this prospectus, pursuant to which we sold and issued shares of our common stock, shares of our newly designated non-voting Class A-1 convertible preferred stock of the Company, and warrants to purchase our common stock.

At the initial closing under the Purchase Agreement that occurred on May 7, 2019, we sold and issued to the selling stockholders (i) 9,730,534 shares of our common stock and accompanying warrants to purchase up to an aggregate of 9,730,534 shares of our common stock at a combined purchase price of $1.205 per share, and (ii) 415,898 shares of our non-voting Class A-1 convertible preferred stock, in lieu of shares of our common stock, at a price of $10.80 per share, and accompanying warrants to purchase an aggregate of 4,158,980 shares of our common stock at a price of $0.125 for each share of our common stock underlying such warrants. The total purchase price paid by the selling stockholders in the initial closing was approximately $16.7 million, which does not include any exercise price that may be paid upon exercise of the warrants. Each share of non-voting Class A-1 convertible preferred stock is convertible into 10 shares of our common stock, subject to certain beneficial ownership conversion limitations. The warrants are exercisable for a period of five years following the date of issuance and have an exercise price of $1.08 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

Under the terms of the Purchase Agreement, we agreed to prepare and file, within 30 days after the initial closing, one or more registration statements with the SEC to register for resale the shares of our common stock issued under the Purchase Agreement, the shares of our common stock issuable upon exercise of the warrants issued under the Purchase Agreement, and the shares of our common stock issuable upon conversion of the non-voting Class A-1 convertible preferred stock issued pursuant to the Purchase Agreement, and generally to cause the applicable registration statements to become effective within 90 days after the initial closing under the Purchase Agreement.

The Offering

Common stock offered by the selling stockholders	27,779,028 shares(1)

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	RGLS

(1)

Includes 4,158,980 shares of common stock issuable upon conversion of an aggregate of 415,898 shares of Class A-1 convertible preferred stock held by certain of the selling stockholders named in this prospectus and 13,889,514 shares of common stock issuable upon exercise of warrants held by the selling stockholders named in this prospectus.

The selling stockholders named in this prospectus may offer and sell up to 27,779,028 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RGLS.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds from any warrants that are exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders, including in connection with the exercise of warrants and the conversion of the Class A-1 convertible preferred stock issued in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon any exercise of any of the warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the warrants. The cash exercise price of the warrants is $1.08 per share. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. The warrants are exercisable on a net exercise cashless basis. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 20,548,450 shares of common stock outstanding as of May 22, 2019. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Regulus Therapeutics Inc., 10628 Science Center Drive, Suite 100, San Diego, CA 92121.

	Before Offering					After Offering
Name and Address(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered(2)		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with Sarissa Capital Management LP	3,703,702	(3)	16.53%	3,703,702	(4)	—	—
c/o Sarissa Capital Management LP 660 Steamboat Road Greenwich, CT 06830
Entities affiliated with New Enterprise Associates, Inc.	2,052,827	(5)	9.99%	7,407,408	(6)	915,751	2.37%
1954 Greenspring Dr., Suite 600 Timonium Maryland 21093
Entities affiliated with BVF Partners L.P.	2,054,687	(7)	9.99%	5,185,144	(8)	1,035,103	2.68%
1 Sansome Street, 30th Floor San Francisco, California 94194
Altium Growth Fund, LP	2,133,255	(9)	9.99%	2,655,602	(10)	—	—
551 Fifth Avenue, FL 19 New York, New York 10176
Entities affiliated with EcoR1 Capital, LLC	2,157,305	(11)	9.99%	2,222,220	(12)	—	—
409 Illinois Street San Francisco, California, 94158
Samsara BioCapital, L.P.	2,157,304	(13)	9.99%	2,222,222	(14)	—	—
628 Middlefield Road Palo Alto, California 94301
Acorn Bioventures, L.P.	1,040,316	(15)	4.99%	1,481,480	(16)	—	—
295 Madison Avenue, 32nd Floor New York, NY 10017

	Before Offering						After Offering
Name and Address(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Number of Shares Offered(2)		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
CVI Investments, Inc.	1,051,015	(17)	4.99%		1,074,074	(18)	—	—
c/o Heights Capital Management 101 California Street, Suite 3250 San Francisco, California 94111
Stelios Papadopoulos, Ph.D.	1,563,571	(19)	7.47%		740,740	(20)	822,831	2.13%
Amzak Health Investors, L.L.C.	663,900	(21)	3.18%		663,900	(22)	—	—
980 N. Federal Highway, Suite 315 Boca Raton, Florida 33432
William H. Rastetter, Ph.D.	250,587	(23)	1.21%		185,778	(24)	64,809	*	%
Joseph P. Hagan	182,368	(25)	*	%	66,388	(26)	115,980	*	%
Richard E. Gormley	74,074	(27)	*	%	74,074	(27)	—	—
c/o H.C. Wainwright & Co., LLC 430 Park Avenue New York, New York 10022
Pascale Witz	70,643	(28)	*	%	59,260	(29)	11,383	*	%
John Chambers	37,036	(30)	*	%	37,036	(30)	—	—
c/o H.C. Wainwright & Co., LLC 430 Park Avenue New York, New York 10022

*	Less than one percent.
(1)

If required, information about other selling stockholders, except for any future transferees, pledgees, donees or successors of the selling stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in this prospectus.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(3)

Consists of an aggregate of 1,851,851 shares of common stock and 1,851,851 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by Sarissa Capital Offshore Master Fund LP, or Sarissa Offshore, Sarissa Capital Catapult Fund LLC, or Sarissa Catapult, and Sarissa Capital Hawkeye Fund LP, or Sarissa Hawkeye, or, collectively, the Sarissa Funds. Sarissa Capital Management LP, or Sarissa Capital, as the Investment Advisor to the Sarissa Funds may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of our common stock held by the Sarissa Funds. By virtue of his positions as the Chief Investment Officer of Sarissa Capital and as the managing member of Sarissa Capital’s general partner and as controlling the ultimate general partner of each of the Sarissa Funds, Alexander J. Denner, Ph.D. may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of our common stock by the Sarissa Funds.

(4)

Consists of (i) 1,172,892 shares of common stock and 1,172,892 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Sarissa Offshore, (ii) 382,356 shares of common stock and 382,356 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Sarissa Catapult and (iii) 296,603 shares of common stock and 296,603 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Sarissa Hawkeye.

(5)

Consists of 2,052,455 shares of common stock and 372 shares of common stock issuable upon the exercise of warrants to purchase common stock, collectively, the GEO Shares, held by Growth Equity Opportunities Fund V, LLC, or GEO. New Enterprise Associates 16, L.P., or NEA 16, is the sole member of GEO, NEA Partners 16, L.P., or NEA Partners 16, is the sole general partner of NEA 16 and NEA 16 GP, LLC, or NEA

16 LLC, is the sole general partner of NEA Partners 16. Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Joshua Makower, David M. Mott, Scott D. Sandell, Peter W. Sonsini and Paul Walker, or, collectively, the Managers, are the managers of NEA 16 LLC. The persons named herein are referred to individually herein as a NEA Reporting Person and collectively as the NEA Reporting Persons. GEO is the record owner of the GEO Shares. As the sole member of GEO, NEA 16 may be deemed to own beneficially the GEO Shares. As the general partner of NEA 16, NEA Partners 16 may be deemed to own beneficially the GEO Shares. As the sole general partner of NEA Partners 16, NEA 16 LLC may be deemed to own beneficially the GEO Shares. Each of the Managers of NEA 16 LLC may be deemed to own beneficially the GEO Shares. The number of shares beneficially owned by the NEA Reporting Persons in the aggregate is limited by beneficial ownership limitations applicable to the warrants and shares of Class A-1 convertible preferred stock held by GEO, which limit the number of shares the NEA Reporting Persons can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 3,703,332 shares of common stock issuable upon the exercise of warrants and 2,567,000 shares of common stock issuable upon the conversion of our Class A-1 convertible preferred stock held by GEO. Each NEA Reporting Person disclaims beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.
(6)

Consists of 1,136,704 shares of common stock, 3,703,704 shares of common stock issuable upon the exercise of warrants to purchase common stock and 2,567,000 shares of common stock issuable upon the conversion of Class A-1 convertible preferred stock held by GEO.

(7)

Consists of an aggregate of 2,035,695 shares of common stock and 18,992 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by (i) Biotechnology Value Fund, LP, or BVF, (ii) Biotechnology Value Fund II, LP, or BVF II, (iii) Biotechnology Value Trading Fund OS, L.P., or BVFOS and (v) MSI BVF SPV, L.L.C., or MSI, and, collectively, the BVF Investment Entities. BVF Partners L.P., or BVF Partners, is the general partner of BVF, BVF II and BVFOS and the investment advisor of MSI and may be deemed to beneficially own the shares held by the BVF Investment Entities. BVF, Inc., as the general partner of BVF Partners, may be deemed to beneficially own the shares beneficially owned by BVF Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF, Inc. The number of shares beneficially owned by BVF Partners in the aggregate is limited by beneficial ownership limitations applicable to the exercise of warrants and conversion of shares of Class A-1 convertible preferred stock held by the BVF Investment Entities, which limit the number of shares BVF Partners can beneficially own after the exercise of warrants and conversion of shares of Class A-1 convertible preferred stock to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 2,573,580 shares of common stock issuable upon the exercise of warrants and 1,591,980 shares of common stock issuable upon the conversion of our Class A-1 convertible preferred stock held by the BVF Investment Entities.

(8)

Consists of (i) 447,034 shares of common stock, 1,285,424 shares of common stock issuable upon the exercise of warrants to purchase common stock and 838,390 shares of common stock issuable upon the conversion of Class A-1 convertible preferred stock held by BVF, (ii) 459,187 shares of common stock, 1,083,457 shares of common stock issuable upon the exercise of warrants to purchase common stock and 624,270 shares of common stock issuable upon the conversion of Class A-1 convertible preferred stock held by BVF II, (iii) 49,174 shares of common stock, 178,494 shares of common stock issuable upon the exercise of warrants to purchase common stock and 129,320 shares of common stock issuable upon the conversion of Class A-1 convertible preferred stock held by BVFOS and (iv) 45,197 shares of common stock and 45,197 shares of common stock issuable upon the exercise of warrants to purchase common stock held by MSI.

(9)

Consists of 1,327,801 shares of common stock and 805,454 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Altium Growth Fund, LP, or Altium Growth. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Altium Growth. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Altium Growth. Each of Altium Capital Management, LP and Altium Growth GP, LLC, or, together, Altium, shares voting and disposal power over the shares. The number of shares beneficially owned by Altium is limited by beneficial ownership limitations applicable to the warrants held by Altium Growth, which limit the number of shares Altium can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 522,347 shares of common stock issuable upon the exercise of warrants held by Altium.
(10)	Consists of 1,327,801 shares of common stock and 1,327,801 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Altium Growth.
(11)

Consists of an aggregate of 1,111,110 shares of common stock and 1,046,195 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by EcoR1 Capital Fund, LLC, or EcoR1 Fund, and EcoR1 Capital Fund Qualified, L.P., or EcoR1 Qualified and, together with EcoR1 Fund, the EcoR1 Funds. Oleg Nodelman is the Managing Director and owns and controls EcoR1 Capital, LLC, or EcoR1, the general partner of the EcoR1 Funds, and has voting and disposition power over the shares held by the EcoR1 Funds. The number of shares beneficially owned by EcoR1 in the aggregate is limited by beneficial ownership limitations applicable to the warrants held by the EcoR1 Funds, which limit the number of shares EcoR1 can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 64,915 shares of common stock issuable upon the exercise of warrants held by the EcoR1 Funds.

(12)

Consists of (i) 926,146 shares of common stock and 926,146 shares of common stock issuable upon the exercise of warrants to purchase common stock held by EcoR1 Fund and (ii) 184,964 shares of common stock and 184,964 shares of common stock issuable upon the exercise of warrants to purchase common stock held by EcoR1 Qualified.

(13)

Consists of 1,111,111 shares of common stock and 1,046,193 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Samsara BioCapital, L.P., or Samsara. Samsara Biocapital GP, LLC, or Samsara GP, is the general partner of Samsara, and may be deemed to beneficially own securities held by Samsara. Dr. Srinivas Akkaraju, M.D., Ph.D. is the managing member of Samsara GP, and may be deemed to beneficially own securities beneficially owned by Samsara GP. Dr. Akkaraju disclaims beneficial ownership of the shares beneficially owned by Samsara GP except to the extent of his pecuniary interest therein. The number of shares beneficially owned by Samsara GP is limited by beneficial ownership limitations applicable to the warrants held by Samsara, which limit the number of shares Samsara GP can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 64,918 shares of common stock issuable upon the exercise of warrants held by Samsara.

(14)	Consists of 1,111,111 shares of common stock and 1,111,111 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Samsara.
(15)

Consists of 740,740 shares of common stock and 299,576 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Acorn Bioventures, L.P., or Acorn. Acorn Capital Advisors GP, LLC, or Acorn GP, is general partner of Acorn and may be deemed to beneficially own securities owned by Acorn. Anders Hove is the managing member of Acorn GP and may be deemed to beneficially own the shares beneficially owned by Acorn GP. Mr. Hove disclaims beneficial ownership of the shares beneficially owned by Acorn GP except to the extent of his pecuniary interest therein. The number of shares beneficially owned by Acorn GP is limited by beneficial ownership limitations applicable to the warrants held by Acorn, which limit the number of shares Acorn GP can beneficially own to a maximum of 4.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 441,164 shares of common stock issuable upon the exercise of warrants held by Acorn.

(16)	Consists of 740,740 shares of common stock and 740,740 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Acorn.
(17)

Consists of 537,037 shares of common stock and 513,978 shares of common stock issuable upon the exercise of warrants to purchase comment stock held by CVI Investments, Inc., or CVI. Heights Capital Management, Inc., or Heights, the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights, may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The number of shares beneficially owned by Heights is limited by beneficial ownership limitations applicable to the warrants held by CVI, which limit the number of shares that can be beneficially owned by Heights to a maximum of 4.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 23,059 shares of common stock issuable upon the exercise of warrants held by CVI.
(18)	Consists of 537,037 shares of common stock and 537,037 shares of common stock issuable upon the exercise of warrants to purchase common stock held by CVI.
(19)	Consists of 1,193,201 shares of common stock and 370,370 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Stelios Papadopoulos, Ph.D.
(20)	Consists of 370,370 shares of common stock and 370,370 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Dr. Papadopoulos.
(21)

Consists of 331,950 shares of common stock and 331,950 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Amzak Health Investors, L.L.C., or Amzak. Micahel D. Kazma, Joyce Erony and Anders Hove, each have shared voting and dispositive power of the shares held by Amzak and may be deemed to be the beneficial owners of these shares.

(22)	Consists of 331,950 shares of common stock and 331,950 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Amzak.
(23)

Consists of 157,698 shares of common stock and 92,889 shares of common stock issuable upon the exercise of warrants to purchase common stock held by The Rastetter Family Trust, or the Rastetter Trust. Dr. Rastetter is trustee of the Rastetter Trust and may be deemed to be the beneficial owner of the shares held by the Rastetter trust.

(24)	Consists of 92,889 shares of common stock and 92,889 shares of common stock issuable upon the exercise of warrants to purchase common stock held by the Rastetter Trust.
(25)

Consists of (i) 115,980 shares of common stock held by Joseph P. Hagan and (ii) 33,194 shares of common stock and 33,194 shares of common stock issuable upon the exercise of warrants to purchase common stock held by PENSCO Trust Company LLC Custodian FBO Joseph Hagan IRA, or PENSCO. Mr. Hagan is the economic beneficiary and may be deemed to be the beneficial owner of the shares held by PENSCO.

(26)	Consists of 33,194 shares of common stock and 33,194 shares of common stock issuable upon the exercise of warrants to purchase common stock held by PENSCO.
(27)	Consists of 37,037 shares of common stock and 37,037 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Richard E. Gormley.
(28)	Consists of 41,013 shares of common stock and 29,630 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Pascale Witz.
(29)	Consists of 29,630 shares of common stock and 29,630 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Ms. Witz.
(30)	Consists of 18,518 shares of common stock and 18,518 shares of common stock issuable upon the exercise of warrants to purchase common stock held by John Chambers.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on May 3, 2019, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold shares of common stock, shares of Class A-1 convertible preferred stock and warrants to purchase shares of common stock to the selling stockholders and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Other than Mr. Hagan, who is our President and Chief Executive Officer and a member of our Board of Directors, and Drs. Papadopoulos and Rastetter and Ms. Witz, each of whom is a member of our Board of Directors, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock purchased by the selling stockholders in the Private Placement and the shares of common stock issuable to the selling stockholders upon the exercise of the selling stockholders’ warrants purchased in the Private Placement and upon the conversion of the selling stockholders’ Class A-1 convertible preferred stock purchased in the Private Placement to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (1) May 7, 2021 or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, San Diego, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.regulusrx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on March 18, 2019 and April 29, 2019, respectively;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

•	our Current Reports on Form 8-K filed on January 4, 2019, February 1, 2019, February 25, 2019, March 11, 2019, April 15, 2019, May 9, 2019, May 15, 2019 and May 17, 2019; and

•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 10628 Science Center Drive, Suite 100, San Diego, CA 92121, Attn: Secretary or may be made telephonically at (858) 202-6300.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$3,973
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$6,027
Total	$60,000

Item 15. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s certificate of incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the registrant has entered into indemnification agreements with each of its directors and executive officers that require the registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•

except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or similar provisions of state statutory law or common law;

•

except as provided in the indemnification agreements, any reimbursement of the registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the registrant, as required in each case under the Exchange Act; or

•

except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the registrant’s board of directors authorized the proceeding prior to its initiation or (ii) the registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibit Index.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 3, 2016).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on October 2, 2018).

3.3	Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on May 9, 2019).

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 8, 2016).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.2	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 9, 2018).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on May 9, 2019).

5.1	Opinion of Cooley LLP.

10.1	Securities Purchase Agreement, dated May 3, 2019, by and among the Registrant and the Purchasers listed on Exhibit A thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on May 9, 2019).

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on June 5, 2019.

Regulus Therapeutics Inc.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph P. Hagan and Daniel R. Chevallard, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph P. Hagan Joseph P. Hagan	President and Chief Executive Officer and Director	June 5, 2019

/s/ Daniel R. Chevallard Daniel R. Chevallard	Chief Financial Officer	June 5, 2019

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	June 5, 2019

/s/ David Baltimore David Baltimore	Director	June 5, 2019

/s/ Kathryn Collier Kathryn Collier	Director	June 5, 2019

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Director	June 5, 2019

/s/ Hugh Rosen Hugh Rose, M.D., Ph.D.	Director	June 5, 2019

/s/ Pascale Witz Pascale Witz	Director	June 5, 2019